Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350, AS
                         ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of John Hancock Life Insurance Company (the "Company"), hereby certifies, to his knowledge, that:

      (1) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.


Dated: May 13, 2003                 /s/ THOMAS E. MOLONEY
                                    ---------------------
                                    Name:  Thomas E. Moloney
                                    Title: Senior Executive Vice President and
                                           Chief Financial Officer

      A signed original of this written statement required by Section 906 has been provided to John Hancock Life Insurance Company and will be retained by John Hancock Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.

      It is intended that this Exhibit be treated as, and deemed to be, "accompanying" this quarterly report on form 10-Q, and not "filed" as part of the report.